Exhibit 99.7

Consent of Person About to Become Director

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in the Registration Statement on Form S-4 of Upjohn Inc. (“Newco”), and all amendments thereto (the “Registration Statement”), as a person about to become a director of Newco upon completion of the Combination and the other transactions described in the Registration Statement, and to the filing of this consent as an exhibit to the Registration Statement.

/s/ James Kilts
James Kilts

January 17, 2020